UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AB Active ETFs, Inc.
(Exact name of registrant as specified in its charter)
Maryland	41-2031137
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
66 Hudson Boulevard East, 26th Floor New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of AB Core Bond ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [_]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [_]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-264818

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares (the “Shares”) of AB Core Bond ETF (the “Fund”), a series of AB Active ETFs, Inc. (the “Company”), to be registered hereunder is set forth in Post-Effective Amendment No. 31 to the Company’s Registration Statement under the Securities Act of 1933 (the “Securities Act”) on Form N-1A filed with the Securities and Exchange Commission (the “Commission”) on July 28, 2025 (Commission File No. 333-264818), which description is incorporated herein by reference as filed with the Commission, including any forms of prospectuses filed by the Company pursuant to Rule 497 under the Securities Act. Any form of amendment or supplement to the Company’s Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

The Shares to be registered hereunder have been approved for listing on the NYSE Arca, Inc. under the symbol “CORB” for the Fund.

Item 2.	Exhibits.

None.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

November 6, 2025	AB Active ETFs, Inc.

	By:	/s/ Stephen J. Laffey
	Name:	Stephen J. Laffey
	Title:	Assistant Secretary

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